EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of BigBand Networks, Inc. is filed on behalf of each of us.

Dated: February 10, 2012

BROADBAND FUND, L.P.
By its General Partner, Broadband Management, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

BROADBAND MANAGEMENT, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT OMEGA ASSOCIATES, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT OMEGA, L.P.
By its General Partner, Redpoint Omega, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT OMEGA, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT TECHNOLOGY PARTNERS A-I, L.P.
REDPOINT TECHNOLOGY PARTNERS Q-I, L.P.
REDPOINT VENTURES I, L.P.
By its General Partner, Redpoint Ventures I, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT ASSOCIATES I, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager

REDPOINT VENTURES I, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang Manager